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                                                                   EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1991 Employee Stock Plan of Genentech, Inc. of our report dated January 17, 1997, with respect to the consolidated financial statements of Genentech, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                /s/  Ernst & Young LLP

San Jose, California
July 16, 1997

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